FOR IMMEDIATE RELEASE

PENSKE AUTOMOTIVE REPORTS SECOND QUARTER AND FIRST-HALF RESULTS

Record Second Quarter Income from Continuing Operations and Earnings per Share
Operating Margin Increases 40 Basis Points
Earnings per Share from Continuing Operations Rises 26.8% to $0.71

Second Quarter 2013	Six Months 2013

•	Revenue Increases 11.6% to $3.7 Billion

•	Revenue Increases 9.6% to $7.1 Billion

• Same-store Retail Revenue Increases 11.5
%

• Same-store Retail Revenue Increases 9.4%

• Income from Continuing Operations

• Income from Continuing Operations
Increases 27.4% to $64.0 Million	Increases 20.8% to $120.9 Million

• EPS from Continuing Operations Increases

• EPS from Continuing Operations
26.8% to $0.71 per share	Increases 20.7% to $1.34 per share

• EBITDA Increases 23.4% to $126.7 Million

• EBITDA Increases 16.6% to $238.5 Million
BLOOMFIELD HILLS, MI, July 31, 2013 – Penske Automotive Group, Inc. (NYSE:PAG), an
international automotive retailer, announced today record second quarter income from continuing
operations and related earnings per share.	For the second quarter 2013, income from continuing
operations attributable to common shareholders increased 27.4% to $64.0 million and related earnings per share increased 26.8% to $0.71 per share. This compares to income from continuing operations attributable to common shareholders of $50.2 million, or $0.56 per share in the same period last year.

Total revenue increased 11.6% to $3.7 billion, including a same-store retail revenue increase of 11.5%. The revenue increase was driven by a 14.1% increase in total retail unit sales, including a 12.3% increase on a same-store basis. Gross profit improved 12.7% to $569.0 million while operating income increased 24.9% to $113.7 million.

“Our business produced an outstanding quarter,” said Chairman Roger Penske. “We delivered solid growth across each area of our business, increased our service and parts margin by 160 basis points, leveraged selling, general and administrative expenses by 190 basis points and improved our operating income by 40 basis points to 3.1%. We continue to expect the U.S. and U.K. automotive markets to perform well, and we remain confident in our ability to continue growing our business.”

Highlights of the Second Quarter

•	Total Retail Unit Sales increased 14.1% to 93,639

•	+14.3% in the United States; +13.9% Internationally

•	New unit retail sales +11.6%

•	Used unit retail sales +17.4%

•	Same-store Retail Revenue increased 11.5%

•	New +11.4%; Used +13.2%; Finance & Insurance +16.4%; Service and Parts +6.6%

•	+13.2% in the United States; +8.5% Internationally

•	Average Transaction Price Per Unit

•	New $37,617; +1.1%

•	Used $25,567; -1.6%

•	Average Gross Profit Per Unit

•	New $2,807, -$181/unit; Gross Margin 7.5%, -50 basis points

•	Used $1,928, -$84/unit; Gross Margin 7.5%, -20 basis points

•	Finance & Insurance $1,024, +$33/unit

For the six months ended June 30, 2013, total revenue increased 9.6% to $7.1 billion and income from continuing operations attributable to common shareholders increased 20.8% to $120.9 million and related earnings per share increased 20.7% to $1.34 per share. This compares to income from continuing operations attributable to common shareholders of $100.0 million, and earnings per share of $1.11 per share in the same period last year.

Acquisitions

As previously announced, the company has signed an agreement to acquire a distributor of commercial vehicles, related spare parts and aftermarket support across Australia and New Zealand and portions of Southeast Asia from Transpacific Industries Group Limited. The business to be acquired, Western Star Trucks Australia, primarily distributes heavy and medium-duty trucks for Western Star, MAN Truck and Bus and Dennis Eagle Refuse Collection through a network of over 80 independent dealers while serving customers across a number of industries, including logistics, construction, mining, manufacturing, agricultural and waste/refuse collection. Closing of the transaction is expected to occur in the third quarter 2013. The transaction is subject to specified closing conditions, including OEM approval. Including vehicle inventory, parts, assets and goodwill, the company expects the total purchase price to be approximately $200 million which will be financed using available cash flow from operations and availability under the company’s credit and floorplan facilities.

The business to be acquired has a seasoned local management team which is expected to provide a seamless transition. Upon closing, the transaction is expected to generate approximately $420-460 million in estimated annual U.S. dollar-related revenues for Penske Automotive Group and is expected to be $0.10 to $0.14 accretive per fully diluted share on an annualized basis, excluding acquisition-related costs. Penske Automotive expects to incur $0.02 per share in acquisition-related costs in its third-quarter 2013.

Additionally, the company has been awarded new open points for a Toyota-Scion dealership in the Phoenix, Arizona, metropolitan market, a Hyundai dealership in the Austin, Texas, market, and a Bentley dealership in the Central New Jersey market.

Conference Call

Penske Automotive will host a conference call discussing financial results relating to the second quarter of 2013 on July 31, 2013, at 2:00 p.m. Eastern Daylight Time. To listen to the conference call, participants must dial (800) 762-4758 [International, please dial (480) 629-9035]. The call will also be simultaneously broadcast over the Internet through the Investors Relations section of the Penske Automotive Group website. Additionally, an investor presentation relating to the second quarter 2013 financial results and Western Star Trucks Australia acquisition has been posted to the company’s website. To access the presentation or to listen to the company’s webcast, please refer to www.penskeautomotive.com.

About Penske Automotive

., headquartered in Bloomfield Hills, Michigan, operates 324 retail automotive franchises, representing 39 different brands and 30 collision repair centers. Penske Automotive, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents, has 172 franchises in 18 states and Puerto Rico and 152 franchises located outside the United States, primarily in the United Kingdom. Penske Automotive is a member of the Fortune 500 and Russell 2000 and has approximately 17,000 employees.

Non-GAAP Financial Measures

This release contains certain non-GAAP financial measures as defined under SEC rules, such as earnings before interest, taxes, depreciation and amortization (“EBITDA”). The company has reconciled these measures to the most directly comparable GAAP measures in the release. The company believes that these widely accepted measures of operating profitability improve the transparency of the company’s disclosures and provide a meaningful presentation of the company’s results from its core business operations excluding the impact of items not related to the company’s ongoing core business operations, and improve the period-to-period comparability of the company’s results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results, and should only be considered in conjunction with the company’s financial information that is presented in accordance with GAAP.

Caution Concerning Forward Looking Statements

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s future sales potential, potential earnings, outlook, and ability to complete the aforementioned acquisition. Actual results may vary materially because of risks and uncertainties that are difficult to predict. These risks and uncertainties include, among others: economic conditions generally, conditions in the credit markets and changes in interest rates, adverse conditions affecting a particular manufacturer, including the adverse impact to the vehicle and parts supply chain due to natural disasters or other disruptions that interrupt the supply of vehicles or parts to us; changes in consumer credit availability, the outcome of legal and administrative matters, completion of closing conditions, and other factors over which management has limited control. These forward-looking statements should be evaluated together with additional information about Penske Automotive’s business, markets, conditions and other uncertainties, which could affect Penske Automotive’s future performance. These risks and uncertainties are addressed in Penske Automotive’s Form 10-K for the year ended December 31, 2012, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive disclaims any duty to update the information herein.

Find a vehicle: http://www.penskecars.com
Engage Penske Automotive: http://www.penskesocial.com
Like Penske Automotive on Facebook: https://facebook.com/PenskeCars
Follow Penske Automotive on Twitter: https://twitter.com/#!/Penskecarscorp
Visit Penske Automotive on YouTube: http://www.youtube.com/penskecars

Inquiries should contact:

David K. Jones Executive Vice President and Chief Financial Officer Penske Automotive Group, Inc. 248-648-2800 dave.jones@penskeautomotive.com	Anthony R. Pordon Executive Vice President Investor Relations and Corporate Development Penske Automotive Group, Inc. 248-648-2540 tpordon@penskeautomotive.com

# # #

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenues:
New Vehicle	$1,930,040	$1,711,868	$3,678,822	$3,261,792
Used Vehicle	1,082,310	936,978	2,084,338	1,872,273
Finance and Insurance, Net	95,849	81,279	182,595	159,242
Service and Parts	391,554	362,194	776,919	723,314
Fleet, Wholesale and Other	199,422	222,732	381,100	462,143

Total Revenues	$3,699,175	$3,315,051	$7,103,774	$6,478,764
Cost of Sales:
New Vehicle	$1,786,015	$1,574,457	$3,399,029	$2,994,512
Used Vehicle	1,000,703	864,454	1,924,164	1,723,791
Service and Parts	156,358	150,160	317,196	303,002
Fleet, Wholesale and Other	187,076	221,009	360,155	457,524

Total Cost of Sales	3,130,152	2,810,080	6,000,544	5,478,829
Gross Profit	569,023	504,971	1,103,230	999,935
SG&A Expenses	440,331	400,637	854,770	788,619
Depreciation	14,985	13,319	29,516	26,310

Operating Income	113,707	91,015	218,944	185,006
Floor Plan Interest Expense	(10,900)	(9,845)	(21,168)	(19,368)
Other Interest Expense	(12,066)	(11,478)	(23,793)	(23,572)
Equity in Earnings of Affiliates	8,901	8,168	11,249	12,578

Income from Continuing Operations Before Income Taxes	99,642	77,860	185,232	154,644
Income Taxes	(35,164)	(27,093)	(63,571)	(53,926)

Income from Continuing Operations	64,478	50,767	121,661	100,718
(Loss) from Discontinued Operations, Net of Tax	(1,983)	(1,155)	(1,147)	(4,100)

Net Income	62,495	49,612	120,514	96,618
Less: Income Attributable to Non-Controlling Interests	(453)	(520)	(808)	(708)

Net Income Attributable to Common Shareholders	$62,042	$49,092	$119,706	$95,910

Income from Continuing Operations Per Share	$0.71	$0.56	$1.34	$1.11

Income Per Share	$0.69	$0.54	$1.32	$1.06

Weighted Average Shares Outstanding	90,305	90,337	90,380	90,395

Amounts Attributable to Common Shareholders:
Reported Income from Continuing Operations	$64,478	$50,767	$$121,661	$100,718
Less: Income Attributable to Non-Controlling Interests	(453)	(520)	(808)	(708)

Income from Continuing Operations, net of tax	$64,025	$50,247	$120,853	$100,010
(Loss) Income from Discontinued Operations, net of tax	(1,983)	(1,155)	(1,147)	(4,100)

Net Income	$62,042	$49,092	$119,706	$95,910

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)
(Unaudited)

	June 30,	December 31,
	2013	2012
Assets
Cash and Cash Equivalents	$26,254	$43,447
Accounts Receivable, Net	530,647	554,851
Inventories	2,125,771	2,000,206
Other Current Assets	90,352	90,485
Assets Held for Sale	33,849	73,398

Total Current Assets	2,806,873	2,762,387
Property and Equipment, Net	1,148,495	1,031,188
Intangibles	1,231,166	1,261,299
Other Long-Term Assets	351,098	324,116

Total Assets	$5,537,632	$5,378,990

Liabilities and Equity
Floor Plan Notes Payable	$1,474,440	$1,408,362
Floor Plan Notes Payable – Non-Trade	753,130	725,526
Accounts Payable	314,050	263,881
Accrued Expenses	226,968	223,972
Current Portion Long-Term Debt	44,896	19,493
Liabilities Held for Sale	23,547	51,279

Total Current Liabilities	2,837,031	2,692,513
Long-Term Debt	875,307	918,024
Other Long-Term Liabilities	469,029	452,132

Total Liabilities	4,181,367	4,062,669
Equity	1,356,265	1,316,321

Total Liabilities and Equity	$5,537,632	$5,378,990

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Three Months Ended
	June 30,
			% Increase/
	2013	2012	(Decrease)
Revenues:
New Vehicle	$1,930,040	$1,711,868	12.7%
Used Vehicle	1,082,310	936,978	15.5%
Finance and Insurance, Net	95,849	81,279	17.9%
Service and Parts	391,554	362,194	8.1%
Fleet, Wholesale and Other	199,422	222,732	(10.5%)

Total Revenues	$3,699,175	$3,315,051	11.6%
Cost of Sales:
New Vehicle	$1,786,015	$1,574,457	13.4%
Used Vehicle	1,000,703	864,454	15.8%
Service and Parts	156,358	150,160	4.1%
Fleet, Wholesale and Other	187,076	221,009	(15.4%)

Total Cost of Sales	3,130,152	2,810,080	11.4%
Gross Profit	569,023	504,971	12.7%
SG&A Expenses	440,331	400,637	9.9%
Depreciation	14,985	13,319	12.5%

Operating Income	113,707	91,015	24.9%
Floor Plan Interest Expense	(10,900)	(9,845)	10.7%
Other Interest Expense	(12,066)	(11,478)	5.1%
Equity in Earnings of Affiliates	8,901	8,168	9.0%
Income from Continuing Operations Before Income Taxes	99,642	77,860	28.0%
Income Taxes	(35,164)	(27,093)	(29.8%

Income from Continuing Operations	64,478	50,767	27.0%
(Loss) from Discontinued Operations, Net of Tax	(1,983)	(1,155)	71.7%

Net Income	62,495	49,612	26.0%
Less: Income Attributable to Non-Controlling Interests	(453)	(520)	(12.9%)

Net Income Attributable to Common Shareholders	$62,042	$49,092	26.4%

Income from Continuing Operations Per Share	$0.71	$0.56	26.8%

Income Per Share	$0.69	$0.54	27.8%

Weighted Average Shares Outstanding	90,305	90,337	0.0%

Amounts Attributable to Common Shareholders:
Reported Income from Continuing Operations	$64,478	$50,767	27.0%
Less: Income Attributable to Non-Controlling Interests	(453)	(520)	(12.9%)

Income from Continuing Operations, net of tax	$64,025	$50,247	27.4%
(Loss) Income from Discontinued Operations, net of tax	(1,983)	(1,155)	71.7%

Net Income	$62,042	$49,092	26.4%

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data
(Unaudited)

	Three Months Ended
	June 30,
			% Increase/
	2013	2012	(Decrease)
Total Retail Units:
New Retail	51,307	45,987	11.6%
Used Retail	42,332	36,048	17.4%

Total Retail	93,639	82,035	14.1%

Same-Store Retail Units:
New Same-Store Retail	50,084	45,453	10.2%
Used Same-Store Retail	41,061	35,723	14.9%

Total Same-Store Retail	91,145	81,176	12.3%

Same-Store Retail Revenue: (Amounts in thousands)
New Vehicles	$1,884,391	$1,691,192	11.4%
Used Vehicles	1,054,784	931,746	13.2%
Finance and Insurance, Net	94,043	80,808	16.4%
Service and Parts	381,812	358,126	6.6%

Total Same-Store Retail	$3,415,030	$3,061,872	11.5%

Revenue Mix:
New Vehicles	52.2%	51.6%	60 bps
Used Vehicles	29.3%	28.3%	100 bps
Finance and Insurance, Net	2.6%	2.5%	10 bps
Service and Parts	10.6%	10.9%	(30 bps)
Fleet, Wholesale and Other	5.3%	6.7%	(140 bps)
Average Revenue per Vehicle Retailed:
New Vehicles	$37,617	$37,225	1.1%
Used Vehicles	25,567	25,993	(1.6%)
Gross Profit per Vehicle Retailed:
New Vehicles	$2,807	$2,988	(6.1%)
Used Vehicles	1,928	2,012	(4.2%)
Finance and Insurance	1,024	991	3.3%
Operating items as a percentage of revenue:
New Vehicle Gross Profit	7.5%	8.0%	(50 bps)
Used Vehicle Gross Profit	7.5%	7.7%	(20 bps)
Service and Parts Gross Profit	60.1%	58.5%	160 bps
Total Gross Profit	15.4%	15.2%	20 bps
Selling, General and Admin. Expenses	11.9%	12.1%	(20 bps)
Operating Income	3.1%	2.7%	40 bps
Inc. From Cont. Ops. Before Inc. Taxes	2.7%	2.3%	40 bps
Operating items as a percentage of total gross profit:
Selling, General and Administrative Expenses	77.4%	79.3%	(190 bps)
Operating Income	20.0%	18.0%	200 bps

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data (Continued)
(Unaudited)

	Three Months Ended
	June 30,
			% Increase/
	2013	2012	(Decrease)
Other (Amounts in Thousands):
EBITDA *	$126,693	$102,657	23.4%
Rent Expense	44,961	43,184	4.1%
Floorplan Credits	6,478	6,428	0.8%

* See the following Non-GAAP reconciliation tables

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Six Months Ended
	June 30,
			% Increase/
	2013	2012	(Decrease)
Revenues:
New Vehicle	$3,678,822	$3,261,792	12.8%
Used Vehicle	2,084,338	1,872,273	11.3%
Finance and Insurance, Net	182,595	159,242	14.7%
Service and Parts	776,919	723,314	7.4%
Fleet, Wholesale and Other	381,100	462,143	(17.5%)

Total Revenues	$7,103,774	$6,478,764	9.6%
Cost of Sales:
New Vehicle	$3,399,029	$2,994,512	13.5%
Used Vehicle	1,924,164	1,723,791	11.6%
Service and Parts	317,196	303,002	4.7%
Fleet, Wholesale and Other	360,155	457,524	(21.3%)

Total Cost of Sales	6,000,544	5,478,829	9.5%
Gross Profit	1,103,230	999,935	10.3%
SG&A Expenses	854,770	788,619	8.4%
Depreciation	29,516	26,310	12.2%

Operating Income	218,944	185,006	18.3%
Floor Plan Interest Expense	(21,168)	(19,368)	9.3%
Other Interest Expense	(23,793)	(23,572)	0.9%
Equity in Earnings of Affiliates	11,249	12,578	(10.6%)

Income from Continuing Operations Before Income Taxes	185,232	154,644	19.8%
Income Taxes	(63,571)	(53,926)	17.9%

Income from Continuing Operations	121,661	100,718	20.8%
(Loss) from Discontinued Operations, Net of Tax	(1,147)	(4,100)	(72.0%)

Net Income	120,514	96,618	24.7%
Less: Income Attributable to Non-Controlling Interests	(808)	(708)	14.1%

Net Income Attributable to Common Shareholders	$119,706	$95,910	24.8%

Income from Continuing Operations Per Share	$1.34	$1.11	20.7%

Income Per Share	$1.32	$1.06	24.5%

Weighted Average Shares Outstanding	90,380	90,395	0.0%

Amounts Attributable to Common Shareholders:
Reported Income from Continuing Operations	$121,661	$100,718	20.8%
Less: Income Attributable to Non-Controlling Interests	(808)	(708)	14.1%

Income from Continuing Operations, net of tax	$120,853	$100,010	20.8%
(Loss) Income from Discontinued Operations, net of tax	(1,147)	(4,100)	(72.0%)

Net Income	$119,706	$95,910	24.8%

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data
(Unaudited)

	Six Months Ended
	June 30,
			% Increase/
	2013	2012	(Decrease)
Total Retail Units:
New Retail	97,270	87,914	10.6%
Used Retail	82,429	72,519	13.7%

Total Retail	179,699	160,433	12.0%

Same-Store Retail Units:
New Same-Store Retail	94,120	86,746	8.5%
Used Same-Store Retail	79,304	71,778	10.5%

Total Same-Store Retail	173,424	158,524	9.4%

Same-Store Retail Revenue: (Amounts in thousands)
New Vehicles	$3,566,038	$3,220,917	10.7%
Used Vehicles	2,020,907	1,860,114	8.6%
Finance and Insurance, Net	178,415	157,909	13.0%
Service and Parts	750,489	716,496	4.7%

Total Same-Store Retail	$6,515,849	$5,955,436	9.4%

Revenue Mix:
New Vehicles	51.8%	50.3%	150 bps
Used Vehicles	29.3%	28.9%	40 bps
Finance and Insurance, Net	2.6%	2.5%	10 bps
Service and Parts	10.9%	11.2%	(30 bps)
Fleet, Wholesale and Other	5.4%	7.1%	(170 bps)
Average Revenue per Vehicle Retailed:
New Vehicles	$37,821	$37,102	1.9%
Used Vehicles	25,286	25,818	(2.1%)
Gross Profit per Vehicle Retailed:
New Vehicles	$2,877	$3,040	(5.4%)
Used Vehicles	1,943	2,048	(5.1%)
Finance and Insurance	1,016	993	2.4%
Operating items as a percentage of revenue:
New Vehicle Gross Profit	7.6%	8.2%	(60 bps)
Used Vehicle Gross Profit	7.7%	7.9%	(20 bps)
Service and Parts Gross Profit	59.2%	58.1%	110 bps
Total Gross Profit	15.5%	15.4%	10 bps
Selling, General and Admin. Expenses	12.0%	12.2%	(20 bps)
Operating Income	3.1%	2.9%	20 bps
Inc. From Cont. Ops. Before Inc. Taxes	2.6%	2.4%	20 bps
Operating items as a percentage of total gross profit:
Selling, General and Administrative Expenses	77.5%	78.9%	(140 bps)
Operating Income	19.8%	18.5%	130 bps

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data (Continued)
(Unaudited)

	Six Months Ended
	June 30,
			% Increase/
	2013	2012	(Decrease)
Other (Amounts in Thousands):
EBITDA *	$238,541	$204,526	16.6%
Rent Expense	89,472	86,119	3.9%
Floorplan Credits	12,645	11,205	12.9%

* See the following Non-GAAP reconciliation tables

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data
Brand Revenue Mix
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
Brand Revenue Mix:
Premium:
BMW	24%	24%	25%	24%
Audi	13%	12%	13%	12%
Mercedes-Benz	11%	11%	11%	11%
Lexus	4%	4%	4%	4%
Land Rover	4%	4%	4%	5%
Porsche	5%	5%	5%	5%
Ferrari / Maserati	3%	3%	3%	3%
Acura	1%	2%	2%	2%
Other	3%	3%	2%	3%

Total Premium	68%	68%	69%	69%
Foreign:
Toyota	11%	11%	11%	10%
Honda	11%	11%	10%	11%
Nissan	2%	2%	2%	2%
Volkswagen	2%	2%	2%	2%
Other	2%	2%	2%	2%

Total Foreign	28%	28%	27%	27%
Domestic Big 3
General Motors / Chrysler / Ford	4%	4%	4%	4%
Revenue Mix:
U.S.	66%	64%	64%	63%
International	34%	36%	36%	37%

PENSKE AUTOMOTIVE GROUP, INC.
Non-GAAP Reconciliation
(Unaudited)

Reconciliation of net income to EBITDA for the three months and six months ended June 30, 2013 and 2012:

	Three Months Ended
	June 30,
			% Increase/
(Amounts in Thousands)	2013	2012	(Decrease)
Net Income	$62,495	$49,612	26.0%
Depreciation	14,985	13,319	12.5%
Other Interest Expense	12,066	11,478	5.1%
Income Taxes	35,164	27,093	29.8%
Loss (income) from Discontinued Operations, net	1,983	1,155	71.7%

EBITDA	$126,693	$102,657	23.4%

	Six Months Ended
	June 30,
			% Increase/
(Amounts in Thousands)	2013	2012	(Decrease)
Net Income	$120,514	$96,618	24.7%
Depreciation	29,516	26,310	12.2%
Other Interest Expense	23,793	23,572	0.9%
Income Taxes	63,571	53,926	17.9%
Loss (income) from Discontinued Operations, net	1,147	4,100	(72.0%)

EBITDA	$238,541	$204,526	16.6%

# # # # # # #